dotloop signature verification: dtlp.us/8IUH-XPRg-j2SeGA/

COUNTER OFFER # 2

This is a Counter Offer from ☐ **Seller to Buyer OR** ☑ **Buyer to Seller**

Seller Name: [redacted] **Seller Name:** ____________

Buyer Name: Arrived Holdings, Inc. **Buyer Name:** ____________

The undersigned agree to and accept the Purchase and Sale Agreement with an offer date of 10/21/2022 **for the purchase of real property commonly known as:**
1307 Vance Road, Chattanooga, TN 37421

Address, City, State, Zip

With the following exceptions:

1. Sales price to be $290,000.00
2. Seller and listing agent will allow buyer to use photos in the MLS for future marketing.
3. Seller will leave utilities on for seven days after closing, and buyer will pay seller $100.00 for utilities at closing.

ALL OTHER TERMS AND CONDITIONS OF THE ORIGINAL ATTACHED PURCHASE AND SALE AGREEMENT ARE ACCEPTABLE TO THE UNDERSIGNED. ALL TERMS AND CONDITIONS PROPOSED IN PREVIOUS COUNTER OFFERS, IF ANY, ARE NOT INCLUDED IN THIS COUNTER OFFER UNLESS RESTATED HEREIN.

This Counter Offer form will not be a part of the Purchase and Sale Agreement and be binding until accepted and signed by all parties.

Until notice of acceptance is delivered the subject Property is still on the market for sale, and this offer may be revoked at any time with notice, and the Property may be sold to any other party.

Time Limit of Offer: This Offer may be withdrawn at any time before acceptance with notice. Offer terminates if not accepted by 8 o'clock ☐am/ ☑pm, local time, on the 22 day of October, 2022.

[redacted] dotloop verified 10/22/22 12:45 PM PDT VHPY-3NUH-HBNB-FXPO

Seller/Buyer *(Party making counter offer)* *DATE* **Seller/Buyer *(Party making counter offer)* *DATE***

The undersigned has received and

☑ **ACCEPTED** this offer
☐ **REJECTED** this offer
☐ **COUNTERED** this offer with Counter Offer # ______

At ______ o'clock ☐am/☐pm; this ______ day of ____________, ______.

[redacted] dotloop verified 10/22/22 3:55 PM EDT XVR9-4MID-ZFTH-KJ6V

Seller/Buyer *(Responding Party)*

[redacted]

on ______ at ______ the Binding Agreement Date for purposes of establishing performance deadlines as set forth in the Agreement.

NOTE: This form is provided by Tennessee REALTORS® to its members for their use in real estate transactions and is to be used as is. By downloading and/or using this form, you agree and covenant not to alter, amend, or edit said form or its contents except as where provided in the blank fields, and agree and acknowledge that any such alteration, amendment or edit of said form is done at your own risk. Use of the Tennessee REALTORS® logo in conjunction with any form other than standardized forms created by Tennessee REALTORS® is strictly prohibited. This form is subject to periodic revision and it is the responsibility of the member to use the most recent available form.

[redacted] is involved as a Tennessee REALTORS® authorized user. Unauthorized use of the form may result in legal sanctions being brought against the user and should be reported to Tennessee REALTORS® at 615- 321-1477.

TENNESSEE REALTORS Copyright 2010 © Tennessee Association of Realtors®

TRANSACTIONS TransactionDesk Edition